EXHIBIT 10 (c)

                              ACTUARIAL MEMORANDUM

                              ACTUARIAL MEMORANDUM
                              --------------------

PHL VARIABLE INSURANCE COMPANY

FORM D613  - FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

This contract provides for payment of a deferred variable life expectancy annuity based on the accumulated Contract Value. The amount of the initial annuity payment will be based on the Contract Value and the life expectancy of the annuitant or the joint life expectancy of the annuitant and joint annuitant. Succeeding payments will be based on the investment experience of the Subaccounts, the Guaranteed Interest Account ("GIA") and the Market Value Adjusted Guaranteed Interest Account ("MVA") to which the Contract Value is allocated and the annuitant's annually recalculated life expectancy or the annually recalculated life expectancy of the annuitant and joint annuitant. The subsequent payments may be higher or lower than the initial payment.

Premium payments, less any applicable premium tax, are allocated to Subaccounts of the separate account--PHL Variable Accumulation Account ("VA Account"), the GIA and the MVA as directed by the contract owner.

The GIA is accounted for as part of the General Account of PHL Variable Insurance Company. Interest is credited daily on the amounts held under the GIA at such rates as PHL Variable Insurance Company shall determine, but in no event will the effective annual rate of interest on such amounts be less than 3%.

The MVA is a Separate Account established by PHL Variable according to Connecticut law. The assets supporting PHL Variable's obligations based on allocations to the MVA are held in PHL Variable Separate Account MVA1 ("Separate Account MVA1"), which is a "nonunitized" separate account. Such obligations are based on the interest rates credited to allocations to the MVA and the terms of the Contract. These obligations do not depend on the investment performance of the assets in Separate Account MVA1. PHL Variable guarantees specified rates of interest for amounts allocated to the MVA for specified periods(Guarantee Period). The Guaranteed Rate offered will, in no event, be less than 3%.

The VA Account is a separate account established under Connecticut Law and is registered as a unit investment trust under the Investment Company Act of 1940. The assets of each Subaccount of the VA Account are used to purchase, at net asset value, shares in a corresponding series of the following designated funds:
The Phoenix Edge Series Fund, AIM variable Insurance Funds, The Alger American Fund, Deutsche Asset Management VIT Funds, Federated Insurance Series, Fidelity Variable Insurance Products, Franklin Templeton Variable Insurance Products Trust, The Universal Institutional Funds, Inc. and Wanger Advisors Trust.

DETERMINATION OF THE CONTRACT VALUE
-----------------------------------
The total Contract Value under this contract equals the sum of the values of the contract held in the GIA plus the values held in the MVA plus the values of the contract's Accumulation Units held in each of the Subaccounts of the VA Account.

DETERMINATION OF THE VALUE OF THE GUARANTEED INTEREST ACCOUNT ("GIA")
---------------------------------------------------------------------
The value under the contract of the GIA is equal to the sum of all premium or transfer amounts applied to the GIA and all interest earned on these amounts less amounts withdrawn or transferred from this account and amounts used as payment of the Annual Administrative Charge. The interest credited will at least equal the guaranteed annual effective interest rate of 3%.

DETERMINATION OF THE VALUE OF THE MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT ("MVA")
---------------------------------------------------------------------------
The value under the contract of the MVA is equal to the sum of all premium or transfer amounts applied to the MVA and all interest earned on these amounts less amounts withdrawn or transferred from this account and amounts used as payment of the Annual Administrative Charge less any applicable market value adjustment. PHL Variable guarantees specified rates of interest for amounts allocated to the MVA for specified periods(Guarantee Period). The Guaranteed Rate offered will, in no event, be less than 3%.

MARKET VALUE ADJUSTMENT
-----------------------
Any withdrawal from the MVA will be subject to a Market Value Adjustment unless the effective date of the withdrawal is within 15 days before or after the end of a Guarantee Period. For this purpose, redemptions, transfers and maturity amounts are treated as withdrawals. The Market Value Adjustment will be applied to the amount being withdrawn after the deduction of any applicable Administrative Charge. The Market Value Adjustment can be positive or negative. The amount being withdrawn after application of the Market Value Adjustment can be greater than or less than the amount withdrawn before the application of the Market Value Adjustment.

A Market Value Adjustment will not be applied upon the payment of the Death Benefit.

The Market Value Adjustment will reflect the relationship between the Current Rate (defined below) for the amount being withdrawn and the Guaranteed Rate. It is also reflective of the time remaining in the applicable Guarantee Period. Generally, if the Guaranteed Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will result in a lower payment upon withdrawal. Conversely, if the Guaranteed Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will produce a higher payment upon withdrawal.

The Market Value Adjustment applied to the amount being withdrawn is determined by using the following formula:

Market Value Adjustment

                       1 + i     n/12
       = Amount x [(-----------)      -1]
                     1+j+.0025

where,

Amount, is the amount being withdrawn from a given accumulated amount less any applicable administrative charges.

i, is the Guaranteed Rate being credited to the amount subject to the Market Value Adjustment; and

j, is the Current Rate, which is the current interest rate, for new deposits with a Guarantee Period equal to the number of years remaining in the current Guarantee Period, rounded up to the next higher number of complete years; and

n, is the number of months rounded up to the next whole number from the date of the withdrawal or transfer to the end of the current Guarantee Period.

If the Company does not offer a Guarantee Period equal to the number of years remaining in the Guarantee Period, "j" will be determined by interpolation of the Guaranteed Rate for the Guarantee Periods then available.

DETERMINATION OF THE VALUE OF THE SUBACCOUNTS OF THE VA ACCOUNT
---------------------------------------------------------------
The value of a Subaccount of the VA Account is determined by multiplying the total number of units under the contract for that Subaccount by the Unit Value of the Subaccount. The total number of units under the contract for a Subaccount of the VA Account is equal to the number of units credited to the Subaccount by premium payment or transfer, minus the number of units released by transfers, withdrawals or payments of the Annual Administrative Charge. With each premium payment, withdrawal, administrative charge payment, or transfer, the number of units credited to or subtracted from a Subaccount will be determined by dividing the amount of the premium payment, withdrawal, administrative charge payment, or transfer applied to that Subaccount by the then current Unit Value of that Subaccount on the Valuation Date that coincides with the date of the transaction.

The Unit Value of each Subaccount of the VA Account was set by us on the first Valuation Date of the Subaccount. The current Unit Value of a Subaccount on any subsequent Valuation Date is determined by multiplying the Unit Value of the Subaccount on the immediately preceding Valuation Date by the Net Investment Factor for that Subaccount for the Valuation Period just ended.

NET INVESTMENT FACTOR
---------------------
The Net Investment Factor for a Subaccount of the VA Account for a Valuation Period is equal to 1.000000 plus the applicable net investment rate. The net investment rate is determined by:

(a) taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Subaccount for the Valuation Period; and

(b) dividing the result of (a) by the value of the Subaccount at the beginning of the Valuation Period; and

(c) for each calendar day in the Valuation Period, subtracting an amount equal to the daily Mortality and Expense Risk Fee plus the Daily Administration Fee, and plus the Daily Tax Fee, if any.

STATUTORY RESERVE
-----------------
Reserves are calculated based on the NAIC Actuarial Guideline 33, or continuous CARVM methodology. We project the benefits using scenarios such as:

o Assume the contract holder exercises free withdrawals at every allowable time;
o Assume the contract holder surrenders the contract at the next anniversary, or each subsequent anniversary;
o Assume the contract holder holds the contract until all surrender charges have expired;
o Assume the contract holder exercises free withdrawals, then surrenders immediately, or at the next anniversary, or at each subsequent anniversary

We determine which scenario will produce the largest present value of projected benefits, and we calculate the reserve on a seriatim basis.

The statutory reserves during the accumulation period are equal to the sum of
(a) and (b) below:

(a) a continuous CARVM reserve(as described above), but no less than the policy's surrender value;

(b) an additional reserve based on the guaranteed death benefit chosen at issue. The additional reserve for each death benefit option is described below.

       OPTION 1 (RETURN OF PREMIUM) AND OPTION 2 (ANNUAL STEPUP)-the additional reserve is calculated based on the Actuarial Guideline 34. Variable Annuity Minimum Guaranteed Death Benefit Reserves.

If the contract is continued under an annuity option, the reserve equals the present value of all future annuity payments based on the last such payment and based on the Annuity 2000 table and an interest rate no greater than the maximum valuation interest rate as determined by the Standard Valuation Law for the appropriate contract type and issue year.

Under variable payout annuity Option L, the reserve will be the Contract Value held in the VA Account.

WITHDRAWALS
-----------
At any time after the Contract Date, the owner may partially or fully surrender the Contract for its Contract Value less any applicable premium tax.

DAILY MORTALITY AND EXPENSE RISK FEE
------------------------------------
A Mortality and Expense Risk Fee is taken from each Subaccount of the VA Account in the calculation of the Net Investment Factor. The Mortality and Expense(M &
E) Risk Fee is taken daily and is based on the annual rate shown below.

                                            Daily M & E      Annual M & E
                                            -----------      ------------

         Death Benefit Option 1                .00103%          .375%
         Death Benefit Option 2                .00171%          .625%

DAILY ADMINISTRATIVE FEE
------------------------
A Daily Administrative Fee is taken daily from each Subaccount of the VA Account in the calculation of the Net Investment Factor. The Daily Administrative Fee is 0.00034% which is based on an annual rate of 0.125%.

TRANSFER CHARGE
---------------
The Transfer Charge is $0.00. Since this is variable, we may in the future impose a Transfer Charge, not to exceed $20.00, for policies issued after such charge is imposed. If we should do this we will notify the state insurance department and seek any required approval.

DAILY TAX FEE
-------------
A Tax Fee, if any, is taken daily against each Subaccount of the VA Account in such amount as appears on the Schedule Page of the contract.

PREMIUM TAX
-----------
The premium tax rate, if any, as of the Contract Date, is shown on the contract Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity Date.

DEATH BENEFIT
-------------

         OPTION 1: STANDARD - RETURN OF PREMIUM
         --------------------------------------
         The death proceeds (less any deferred premium tax) equal the greater of:

         a. 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below); or

         b. the Contract Value next determined following receipt of a certified copy of the death certificate.

         OPTION 2: ANNUAL STEP-UP TO AGE 80
         ----------------------------------

         Where the eldest Owner has not yet attained age 80, the death proceeds (less any deferred premium tax) equal the greater of:

         a. 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below); or

         b.   the "Annual Step-up Amount" (as defined below); or

         c. the Contract Value next determined following receipt of a certified copy of the death certificate.

         On and after the eldest Owner's attained age 80, the death proceeds (less any deferred premium tax) equal the greater of:

         a. the death benefit calculated at the end of the Contract Year prior to the eldest Owner's attained age 80, plus 100% of the premium payments less "Adjusted Partial Withdrawals" made since the end of the Contract Year prior to the eldest Owner's attained age 80; a. or

         b. the Contract Value next determined following receipt of a certified copy of the death certificate.

         ADJUSTED PARTIAL WITHDRAWALS

         The Adjusted Partial Withdrawal is calculated for each partial withdrawal as the product of (a) times (b) where:

         (a) is the ratio of the amount of the partial withdrawal to the Contract Value on the date (a) of (but prior to) the partial withdrawal; and

         (b) is the death benefit on the date of (but prior to) the partial withdrawal.


         ANNUAL STEP-UP AMOUNT (FOR DEATH BENEFIT OPTION 2)

         In the first contract year, the Annual Step-up Amount is equal to 100% of premium payments less "Adjusted Partial Withdrawals".

         In the second contract year or any subsequent contract year, the Annual Step-up Amount is equal to the greater of:

         1. the Annual Step-up Amount at the end of the previous contract year, plus 100% of premium payments made since the end of the previous contract year, less "Adjusted Partial Withdrawals" made since the end of the previous contract year; or

         2.   the Contract Value.

ANNUITY BENEFIT AT MATURITY
---------------------------
Unless the owner elects an alternative payment option on or before the Maturity Date or receives the Contract Value in a lump sum on or before the Maturity Date, the Contract Value less any premium tax due on the Maturity Date will be applied to provide a variable life expectancy annuity based on the Annuitant's age and sex under Payment Option L. Upon the death of the Annuitant (and Joint Annuitant, if there is a Joint Annuitant), the remaining Contract Value will be paid in a lump sum to the Annuitant's beneficiary.

ANNUITY PAYMENT OPTIONS
-----------------------

CALCULATION OF FIXED ANNUITY PAYMENTS
Under Options A, B, D, E and F, rates are based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040 and an interest rate of 3%. Under Options G and H, the guaranteed interest rate is 3%.

CALCULATION OF VARIABLE ANNUITY PAYMENTS
Under Options I, J, K, M and N, the amount of the first payment is equal to the amount held under the selected option in each Subaccount, divided by $1,000 and then multiplied by the applicable payment option rate. The first payment equals the sum of the amounts provided by each Subaccount.

In each Subaccount, the number of fixed annuity Units is determined by dividing the amount of the initial payment provided by that Subaccount by the Annuity Unit Value for that Subaccount on the first Payment Calculation Date. Thereafter, the number of fixed Annuity Units in each Subaccount remains unchanged unless You transfer funds to or from the Subaccount. If You transfer funds to or from a Subaccount, the number of fixed Annuity Units will change in proportion to the change in value of the Subaccount as a result of the transfer. The number of fixed Annuity Units will change effective with the transfer, but will remain fixed in number following the transfer.

Second and subsequent payments are determined by multiplying the number of fixed Annuity Units for each Subaccount by the Annuity Unit Value for that Subaccount on the Payment Calculation Date. The total payment will equal the sum of the amounts provided by each Subaccount. The amount of second and subsequent payments will vary with the investment experience of the Subaccounts and may be either higher or lower than the first payment.

Under Option L, We determine the amount of the annual distribution by dividing the amount of Contract Value held under this option as of the payment calculation date by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

Under Options I, J, M and N, the applicable payment option rate used to determine the first payment amount will not be less than the rate based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040, with continued projection thereafter and the Assumed Investment Rate.

Under Option K, the payment option rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

We guarantee that neither expenses actually incurred, other than taxes on investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments.

OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN
A fixed payout annuity payable monthly while the Annuitant is living or, if later, the end of the specified period certain. The period certain may be specified as 5, 10, or 20 years. The period certain must be specified at the time this option is elected.

OPTION B - NON-REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY
A fixed payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living. You must designate the Joint Annuitant at the time You elect this option. The designated Joint Annuitant must be at least age 40 on the first Payment Calculation Date.

OPTION E - INSTALLMENT REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. If the Annuitant dies before the annuity payments made under this option total an amount which refunds the entire amount applied under this option, we will make a lump sum payment equal to the entire amount applied under this option less the sum of payments already made.

OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A fixed payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least age 40 on the first Payment Calculation Date.

OPTION G - PAYMENTS FOR A SPECIFIED PERIOD
A fixed payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the Annuitant. However, if the beneficiary of any death benefits payable under this contract elects this Payment Option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary.

OPTION H - PAYMENTS OF A SPECIFIED AMOUNT
Equal income installments of a specified amount are paid until the principal sum remaining under this option from the amount applied is less than the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

OPTION I - VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A variable payout annuity payable monthly while the Annuitant is living or, if later, for ten years. If the beneficiary of any death benefits payable under this contract elects this payment option, the period certain will equal the shorter of 10 years and the life expectancy of such beneficiary.

OPTION J - JOINT SURVIVORSHIP VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN A variable payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least age 40 on the first Payment Calculation Date. This option is not available for the payment of any death benefit under this contract.

OPTION K - VARIABLE ANNUITY FOR SPECIFIED PERIOD
A variable payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the Annuitant. However, if the beneficiary of any death benefits payable under this contract elects this payment option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of fixed Annuity Units in each Subaccount and affect the amount of future payments.

OPTION L - VARIABLE LIFE EXPECTANCY ANNUITY
This option provides a variable income which is payable over the Annuitant's annually recalculated life expectancy or the annually recalculated life expectancy of the Annuitant and Joint Annuitant. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value and affect the amount of future payments. Upon the death of the Annuitant (and Joint Annuitant, if applicable), the remaining Contract Value will be paid in a lump sum to the beneficiary.

OPTION M - UNIT REFUND VARIABLE LIFE ANNUITY
This option provides variable monthly payments as long as the Annuitant lives. In the event of the death of the Annuitant, the monthly payments will stop and the beneficiary will receive a lump payment equal to the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount. The number of remaining Annuity Units for each Subaccount will be calculated as follows:

(1) the net amount in the Subaccount applied under this option on the first Payment Calculation Date divided by the corresponding Annuity Unit Value on that date, minus

(2) the sum of the Annuity Units released from the Subaccount to make the payments under this option.

You may not transfer any assets under Option M, unless We agree otherwise.

OPTION N - VARIABLE NON-REFUND LIFE ANNUITY
A variable payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit, or refund is payable after the death of the Annuitant.

OTHER OPTIONS
We may offer other annuity payment options or alternative versions of the options listed above.

ANNUITY PAYMENT OPTIONS TABLES
------------------------------
The tables that follow show the guaranteed minimum monthly payments for Options A-G, and the minimum initial payment for the Variable Payment Options I, J, K M and N for each $1,000 applied. If our rates in effect at the Settlement Date are more favorable, we will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods or ages not shown will be furnished upon request.

The term "age" as used in the tables refers to the adjusted age. The adjusted age is defined as follows: the age of the annuitant on the annuitant's birthday nearest the effective date of the payment option elected.

          OPTIONS A & E -- LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN;
                         INSTALLMENT REFUND LIFE ANNUITY

------------ ---------------------------- -------------------------- ------------------------
   AGE OF        INSTALLMENT REFUND           10 YEARS CERTAIN          20 YEARS CERTAIN
   PAYEE     ---------------------------- -------------------------- ------------------------
                  MALE          FEMALE       MALE        FEMALE         MALE       FEMALE
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    40            $3.80         $ 3.64       $3.86       $3.60          $3.74       $3.54
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    45            4.05            3.85        4.14        3.82           3.99        3.74
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    50            4.36            4.12        4.50        4.10           4.28        3.99
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    55            4.76            4.47        4.95        4.47           4.61        4.31
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    60            5.28            4.93        5.54        4.96           4.97        4.67
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    65            5.97            5.54        6.30        5.63           5.29        5.06
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    70            6.91            6.39        7.24        6.50           5.43        5.31
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    75            8.21            7.57        8.26        7.56           5.44        5.40
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    80           10.04            9.26        9.12        8.60           5.46        5.46
------------ ---------------- ----------- ----------- -------------- ------------ -----------
    85           12.61           11.68        9.60        9.31           5.46        5.46
------------ ---------------- ----------- ----------- -------------- ------------ -----------


                       OPTION B -- NON-REFUND LIFE ANNUITY
                    --------------- ------------ ------------
                     AGE OF PAYEE      MALE        FEMALE
                    --------------- ------------ ------------
                          40           $ 3.95      $ 3.75
                    --------------- ------------ ------------
                          45            4.24         3.98
                    --------------- ------------ ------------
                          50            4.62         4.28
                    --------------- ------------ ------------
                          55            5.12         4.68
                    --------------- ------------ ------------
                          60            5.79         5.24
                    --------------- ------------ ------------
                          65            6.75         6.04
                    --------------- ------------ ------------
                          70            8.15         7.22
                    --------------- ------------ ------------
                          75           10.26         9.03
                    --------------- ------------ ------------
                          80           13.54        11.88
                    --------------- ------------ ------------
                          85           18.72        16.54
                    --------------- ------------ ------------

                 OPTION D -- JOINT AND SURVIVORSHIP LIFE ANNUITY

-------------------------------------------------------------------------------------------------
FEMALE                                             MALE
 AGE      ---------------------------------------------------------------------------------------
                 40         45         50          55         60         65        70        75
-------------------------------------------------------------------------------------------------
    40         $3.49      $3.55      $3.59       $3.62      $3.64      $3.65     $3.66     $3.67
-------------------------------------------------------------------------------------------------
    45          3.58       3.67       3.74        3.80       3.83       3.86      3.88      3.89
-------------------------------------------------------------------------------------------------
    50          3.65       3.79       3.90        4.00       4.07       4.12      4.16      4.18
-------------------------------------------------------------------------------------------------
    55          3.72       3.89       4.06        4.22       4.35       4.44      4.51      4.56
-------------------------------------------------------------------------------------------------
    60          3.77       3.97       4.20        4.43       4.65       4.83      4.96      5.05
-------------------------------------------------------------------------------------------------
    65          3.80       4.04       4.31        4.62       4.94       5.25      5.51      5.71
-------------------------------------------------------------------------------------------------
    70          3.83       4.08       4.34        4.77       5.20       5.67      6.13      6.52
-------------------------------------------------------------------------------------------------
    75          3.85       4.12       4.46        4.88       5.40       6.04      6.75      7.46
-------------------------------------------------------------------------------------------------


   OPTION F -- JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-------------------------------------------------------------------------------------------------
FEMALE                                            MALE
 AGE      ---------------------------------------------------------------------------------------
                  40          45         50        55         60        65         70        75
-------------------------------------------------------------------------------------------------
   40           $3.49       $3.55      $3.59     $3.62      $3.64     $3.65      $3.66     $3.67
-------------------------------------------------------------------------------------------------
   45            3.58        3.67       3.74      3.80       3.83      3.86       3.88      3.89
-------------------------------------------------------------------------------------------------
   50            3.65        3.78       3.90      4.00       4.07      4.12       4.15      4.17
-------------------------------------------------------------------------------------------------
   55            3.72        3.89       4.06      4.22       4.34      4.44       4.50      4.54
-------------------------------------------------------------------------------------------------
   60            3.77        3.97       4.19      4.43       4.64      4.82       4.95      5.03
-------------------------------------------------------------------------------------------------
   65            3.80        4.03       4.31      4.61       4.93      5.23       5.45      5.65
-------------------------------------------------------------------------------------------------
   70            3.83        4.08       4.39      4.75       5.18      5.63       6.07      6.41
-------------------------------------------------------------------------------------------------
   75            3.85        4.11       4.45      4.86       5.36      5.96       6.62      7.21
-------------------------------------------------------------------------------------------------


                   OPTION G -- PAYMENTS FOR A SPECIFIED PERIOD
            -------------------- ----------------- ------------------
                                      ANNUAL            MONTHLY
              NUMBER OF YEARS      INSTALLMENT        INSTALLMENT
            -------------------- ----------------- ------------------
                     5               $211.99             $17.91
            -------------------- ----------------- ------------------
                     6                179.22              15.14
            -------------------- ----------------- ------------------
                     7                155.83              13.16
            -------------------- ----------------- ------------------
                     8                138.31              11.68
            -------------------- ----------------- ------------------
                     9                124.69              10.53
            -------------------- ----------------- ------------------
                    10                113.82               9.61
            -------------------- ----------------- ------------------
                    11                104.93               8.86
            -------------------- ----------------- ------------------
                    12                 97.54               8.24
            -------------------- ----------------- ------------------
                    13                 91.29               7.71
            -------------------- ----------------- ------------------
                    14                 85.95               7.26
            -------------------- ----------------- ------------------
                    15                 81.33               6.87
            -------------------- ----------------- ------------------
                    16                 77.29               6.53
            -------------------- ----------------- ------------------
                    17                 73.74               6.23
            -------------------- ----------------- ------------------
                    18                 70.59               5.96
            -------------------- ----------------- ------------------
                    19                 67.78               5.73
            -------------------- ----------------- ------------------
                    20                 65.26               5.51
            -------------------- ----------------- ------------------
                    25                 55.76               4.71
            -------------------- ----------------- ------------------
                    30                 49.53               4.18
            -------------------- ----------------- ------------------

      OPTION I -- VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
                --------------- ------------ ------------
                 AGE OF PAYEE      MALE        FEMALE
                --------------- ------------ ------------
                      40           $4.15        $4.02
                --------------- ------------ ------------
                      45            4.29         4.12
                --------------- ------------ ------------
                      50            4.40         4.27
                --------------- ------------ ------------
                      55            4.73         4.46
                --------------- ------------ ------------
                      60            5.06         4.71
                --------------- ------------ ------------
                      65            5.51         5.05
                --------------- ------------ ------------
                      70            6.08         5.52
                --------------- ------------ ------------
                      75            6.79         6.17
                --------------- ------------ ------------
                      80            7.65         6.99
                --------------- ------------ ------------
                      85            8.57         7.98
                --------------- ------------ ------------


    OPTION J -- JOINT SURVIVOR VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
-----------------------------------------------------------------------------------------------
FEMALE                                            MALE
 AGE       ------------------------------------------------------------------------------------
                  40         45        50         55         60         65        70       75
-----------------------------------------------------------------------------------------------
    40          $3.92      $3.94     $3.96      $3.98      $3.99      $4.00     $4.00    $4.01
-----------------------------------------------------------------------------------------------
    45           3.96       4.00      4.03       4.06       4.08       4.09      4.10     4.11
-----------------------------------------------------------------------------------------------
    50           4.00       4.05      4.10       4.15       4.18       4.21      4.23     4.24
-----------------------------------------------------------------------------------------------
    55           4.03       4.10      4.18       4.24       4.30       4.35      4.39     4.41
-----------------------------------------------------------------------------------------------
    60           4.06       4.15      4.25       4.34       4.43       4.52      4.58     4.63
-----------------------------------------------------------------------------------------------
    65           4.09       4.19      4.31       4.44       4.57       4.70      4.81     4.90
-----------------------------------------------------------------------------------------------
    70           4.11       4.22      4.36       4.53       4.70       4.89      5.07     5.22
-----------------------------------------------------------------------------------------------
    75           4.12       4.75      4.41       4.60       4.82       5.07      5.34     5.59
-----------------------------------------------------------------------------------------------


           OPTION K -- VARIABLE PAYMENT ANNUITY FOR A SPECIFIED PERIOD
           -------------------- ----------------- --------------------
                 NUMBER OF             ANNUAL            MONTHLY
                   YEARS            INSTALLMENT        INSTALLMENT
            -------------------- ----------------- ------------------
                     5                $217.98             $18.53
            -------------------- ----------------- ------------------
                     6                 185.53              15.77
            -------------------- ----------------- ------------------
                     7                 162.39              13.81
            -------------------- ----------------- ------------------
                     8                 145.08              12.34
            -------------------- ----------------- ------------------
                     9                 131.65              11.19
            -------------------- ----------------- ------------------
                    10                 120.94              10.28
            -------------------- ----------------- ------------------
                    11                 112.20               9.54
            -------------------- ----------------- ------------------
                    12                 104.94               8.92
            -------------------- ----------------- ------------------
                    13                  98.83               8.40
            -------------------- ----------------- ------------------
                    14                  93.61               7.96
            -------------------- ----------------- ------------------
                    15                  89.10               7.58
            -------------------- ----------------- ------------------
                    16                  85.18               7.24
            -------------------- ----------------- ------------------
                    17                  81.74               6.95
            -------------------- ----------------- ------------------
                    19                  75.99               6.46
            -------------------- ----------------- ------------------
                    20                  73.57               6.25
            -------------------- ----------------- ------------------
                    25                  64.53               5.49
            -------------------- ----------------- ------------------
                    30                  58.75               5.00
            -------------------- ----------------- ------------------

           OPTION M -- VARIABLE PAYMENT LIFE ANNUITY WITH UNIT REFUND
                    --------------- ------------ ------------
                     AGE OF PAYEE      MALE        FEMALE
                    --------------- ------------ ------------
                          40              $4.12        $4.01
                    --------------- ------------ ------------
                          45               4.25         4.11
                    --------------- ------------ ------------
                          50               4.42         4.24
                    --------------- ------------ ------------
                          55               4.64         4.41
                    --------------- ------------ ------------
                          60               4.92         4.64
                    --------------- ------------ ------------
                          65               5.28         4.94
                    --------------- ------------ ------------
                          70               5.74         5.33
                    --------------- ------------ ------------
                          75               6.32         5.86
                    --------------- ------------ ------------
                          80               7.07         6.55
                    --------------- ------------ ------------
                          85               8.01         7.43
                    --------------- ------------ ------------


                    OPTION N -- VARIABLE PAYMENT LIFE ANNUITY
                    --------------- ------------ ------------
                     AGE OF PAYEE      MALE        FEMALE
                    --------------- ------------ ------------
                          40          $ 4.15        $4.02
                    --------------- ------------ ------------
                          45            4.30         4.13
                    --------------- ------------ ------------
                          50            4.50         4.27
                    --------------- ------------ ------------
                          55            4.76         4.47
                    --------------- ------------ ------------
                          60            5.11         4.73
                    --------------- ------------ ------------
                          65            5.60         5.09
                    --------------- ------------ ------------
                          70            6.29         5.60
                    --------------- ------------ ------------
                          75            7.20         6.34
                    --------------- ------------ ------------
                          80            8.49         7.41
                    --------------- ------------ ------------
                          85           10.30         8.98
                    --------------- ------------ ------------












                               -------------------------------------------------
                               John L. Grucza, FSA, MAAA
                               Associate Actuary




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